Exhibit 10.1

                     SECOND AMENDMENT TO THE NORTEK, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          WHEREAS, Nortek, Inc. (the "Company") adopted the Nortek, Inc. Supplemental Executive Retirement Plan (the "Plan") effective January 1, 1996; and

          WHEREAS, the Plan provides that the Board may, from time to time, amend said Plan provided that such amendment does not reduce the accrued benefit of any participant.

          NOW, THEREFORE, effective as of the date of this Amendment, the Plan is hereby amended and revised to read as follows:

     1.   Section 2.2 is amended to read as follows:

          "2.2. "Average Compensation" means a Participant's average annual total compensation from all Employers during his three consecutive calendar years as an Employee in which such compensation was greatest. For this purpose, "Compensation" shall mean the Participant's taxable compensation as reported on Form W-2."

     2.   Section 6.1 is amended to read as follows:

          "6.1. Vesting and Commencement of Benefits. In the event of "Change of Control" a Participant shall, notwithstanding any other provision of the Plan, be fully vested in his retirement benefit and the Participant shall be paid, immediately after the Change of Control and regardless of age, a lump sum payment equal to the present value (computed using the actuarial assumptions stated in Schedule D) of the unreduced retirement benefit that would be payable to the Participant at Normal Retirement Age."

     3. Sections 6.2 entitled "Qualified Termination" and 6.3 entitled "Reduced Payment in the Event of Excise Tax" are hereby deleted and
          Section 6.4 entitled "Reduced Payment in the Event of Increases in Basic Plan Benefit" is hereby designated as paragraph 6.2.

     4. A new Section 6.3 entitled "Gross Up of Payment in Event of Excise Tax" is hereby added:

          "6.3 In the event that any payments made under this Plan (the "Payments") are subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Company shall pay to the Participant an additional amount ("Gross Up") such that the net amount retained by the Participant after deduction of any Excise Tax on the Payments and any Federal and State income taxes and Excise Tax upon the Gross Up shall be equal to the Payments. For purposes of determining the amount of the Gross Up, the Participant shall be deemed to pay Federal and State income taxes at the highest marginal rate of taxation in the calendar year in which the Payment is to be made. The determination of whether such Excise Tax is payable and the amount thereof shall be based upon the opinion of tax counsel selected by the Company. If such opinion is not finally accepted by the IRS upon audit, then appropriate adjustments shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined. The amount shall be paid by the appropriate party in one lump cash sum within 30 days of such computation.

     5. Section 5.5 entitled "Other Benefits" is hereby amended to read as follows:

          "Section 5.5. Lump-Sum Payments and Other Benefits. Except as otherwise provided in Article VI, the benefit with respect to a Participant who ceases to be an Employee for any reason other than Retirement with the consent of the Company, Disability or death, may not commence prior to his Normal Retirement Date. However, at the time that a benefit would otherwise commence under this Article V, the Administrator, in its sole discretion, but only upon the written request of a Plan Participant or Spouse, may authorize the payment of benefits in the form of a single lump-sum payment equal to the then present value of the Participant's accrued benefit under the Plan as computed using the actuarial assumptions stated in Schedule D hereto."

          IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 3rd day of March, 2000.

                                          NORTEK, INC.


                                          By:/s/ Richard J. Harris